EXHIBIT 10.1
                    SUMMARY OF THE COMPANY'S 1996 BONUS PLAN


Under the Pinnacle West Capital Corporation 1996 Bonus Plan, upon the recommendation of the Human Resources Committee, the Board establishes on an annual basis certain financial and other goals to be met, designating parameters of performance and assigning relative weights. The principal measures of performance during 1996 include per-share earnings and the development and implementation of long-term strategies for the Company and APS.